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                                                                      EXHIBIT 99



                                                   CHESAPEAKE ENERGY CORPORATION
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                                                                 P. O. BOX 18496
                                              OKLAHOMA CITY, OKLAHOMA 73154-0496
                                                                    405/848-8000
                                                                405/843-0573 FAX


                                                           CONTACT: MARC ROWLAND
                                                         CHIEF FINANCIAL OFFICER
                                                                    405/879-9232

                                                                  TOM PRICE, JR.
                                                    SR. VP-CORPORATE DEVELOPMENT
                                                                    405/879-9257

                              FOR IMMEDIATE RELEASE

OCTOBER 20, 2000


                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
               THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

OKLAHOMA CITY, Oct. 20, 2000 -- Chesapeake Energy Corporation (NYSE:CHK) today announced plans to issue its third quarter 2000 earnings release following the close of trading on the New York Stock Exchange on Thursday, October 26, 2000.

A conference call is scheduled for Friday morning, October 27, 2000 at 8:00 am CDT to discuss the release. The telephone number to access the conference call is (719) 457-2622.

For those unable to participate in the conference call, a replay will be available for audio playback at 11:00 am CDT on October 27, 2000, and will run through midnight Friday, November 3, 2000. The number to access the replay is
(719) 457-0820; passcode for the replay is 478858.

The conference call will also be simulcast live on the internet and can be accessed either by going directly to the Chesapeake website at www.chkenergy.com and selecting "Shareholder Information", or by going to either www.Vcall.com or www.streetevents.com, and select "Individual Investor Center". For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for approximately ninety days thereafter.

Chesapeake Energy Corporation is the 10th largest independent natural gas producer in the U.S. (pro forma for the acquisition of Gothic Energy Corporation). Headquartered in Oklahoma City, the company's operations are focused on exploring, developing and acquiring natural gas reserves in the Mid-Continent region of the United States.

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